                                                                   EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------

       THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 1996, by and among Willbros USA, Inc. ("Employer"), a Delaware, U.S.A. corporation; M. Kieth Phillips ("Employee"); and Willbros Group, Inc. ("WGI"), a Republic of Panama corporation.

                                   RECITALS
                                   --------

       A.   Employee is currently a Senior Vice President of Employer.

       B.   Employer is, indirectly, a wholly owned subsidiary of WGI.

       C. Employee is one of the senior executives of a group of companies comprised of WGI and its subsidiaries, including Employer (collectively, "Willbros").

       D. Employer and Employee wish to establish conditions and incentives for the continuation of Employee's employment with Employer.

       E. WGI expects to derive, indirectly, substantial benefit from the continuation of Employee's employment with Employer.

       NOW, THEREFORE, in consideration of the above recitals and the mutual convenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

       1.   Employment. Employer hereby employs Employee, and Employee hereby
            ----------
accepts employment with Employer, upon the terms and conditions hereinafter set forth.

       2.   Term. This Agreement is intended to supersede and replace that
            ----
certain Employment Agreement entered into by Employer, Employee and WGI on April 9, 1992 and amended effective November 15, 1995 (the "Prior Agreement") if an initial public offering of WGI's stock pursuant to a registration under the U.S. Securities Act of 1993, as amended, in an amount not less than U.S.$20,000,000 becomes effective not later than December 31, 1996 (the "1996 IPO"). If the 1996 IPO does not occur, this Agreement shall automatically terminate effective December 31, 1996, the Prior Agreement shall be deemed to have continued in full force and effect without interruption and the terms of the Prior Agreement shall in all instances prevail over the terms of this Agreement. If the 1996 IPO does occur, the Prior Agreement shall be deemed to have terminated December 31, 1995 and have no further force or effect whatsoever and this Agreement, except as otherwise provided in Paragraph 9, 10, 12, 14 or 15 below, shall be effective for the period beginning on January 1, 1996 and ending on December 31, 1998. If a Change of Control (as defined in Paragraph 14(b) below) occurs prior to December 31, 1998, Employee shall be entitled to the severance payments specified in Paragraph 14 unless Employee and Employer enter into a mutually acceptable employment agreement providing for the employment of Employee (including appropriate incentive compensation arrangements on terms not less favorable to Employee than those which apply to calendar year 1998 pursuant to Paragraph 5 below) during the three (3) year period commencing on January 1, 1999.

       3.   Duties. Employee shall serve as a Senior Vice President of Employer,
            ------
subject at all times to the direction of Employer's Board of Directors, and shall fulfill the duties customarily incident to such position in the pipeline and related facility construction and engineering industry. Employee shall devote substantially all of his business time and attention and his best efforts to the performance of his duties hereunder. The foregoing notwithstanding, Employer and Employee recognize and agree that Employee may engage in passive personal investments, the performance of business or managerial duties generally consistent with those currently being performed by Employee in connection with such investments and such other business activities as do not conflict with the business and affairs of Employer or interfere with Employee's performance of his duties hereunder.

       4.   Compensation. As compensation for the performance by Employee
            ------------
of the duties specified herein, Employee shall be paid as follows during the term of this Agreement:

            (a) Employee shall receive an annual base salary equal to Employee's total annual base salary currently in effect with his present Willbros employer ("Base Salary"), payable in equal semi-monthly installments. Employer's Board of Directors shall review such Base Salary at least annually and may increase, but not decrease, such Base Salary at any time, taking into account performance, experience, economic circumstances and other relevant factors. Employee's Base Salary shall not at any time be less than Employee's total annual Base Salary currently in effect with his present Willbros employer, adjusted for cost of living increases.

            (b) Subject to Paragraph 5 below, Employee may receive bonuses at the discretion of the Board of Directors of Employer at any time.

            (c) All salary and bonus payments to Employee shall be subject to normal payroll withholding tax deductions.

       5.   Incentive Plan. Employee shall be eligible to participate in
            --------------
that certain Willbros USA, Inc. Management Incentive Plan dated January
1, 1996 (as the same may be amended from time to time, the "Incentive Plan") during calendar years 1996 through 1998.

       6.   Other Employment Benefits. Employee shall be entitled to
            -------------------------
participate in any group insurance or other employee benefit plan generally available to other executives of Employer, upon terms generally applicable to other executives of Employer or upon such other terms as Employer may determine, provided that such different terms are not less favorable to Employee.

       7.   Expenses. In addition to the compensation described in Paragraphs
            --------
4 and 5 above, Employee shall be entitled to reimbursement of Employee's actual out-of-pocket expenses incurred in the conduct of Employer's business, all of which expenses shall be limited to ordinary and necessary items and shall be supported by vouchers, receipts or similar documentation to the extent practicable and required by law.

       8.   Vacations. Employee shall be entitled to an annual vacation
            ---------
with pay, in accordance with Employer's policies generally applicable to its executives, at such times as will not unduly interfere with or hamper the operation of Employer's business.

       9.   Confidentiality. Employee covenants and agrees that, during
            ---------------
and for a period of two (2) years after termination of Employee's employment with Employer, Employee shall not furnish, disclose or make accessible to any person, entity or governmental authority, any knowledge or information, trade secrets, customer information or lists, supplier information or lists, plans, devices, material or financial or other information with respect to the business of Willbros or any secret, confidential or sensitive research or development work, promotions, ideas, opportunities, business plans or designs relating to the business of Willbros, except as may be necessary in the furtherance and conduct of Willbros' business and except as may otherwise be required by law. The prohibitions of this Paragraph 9 shall not apply, however, to information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The provisions of this Paragraph 9 shall survive expiration or termination of this Agreement.

      10.   Non-Competition. In the event Employee voluntarily terminates
            ---------------
his employment hereunder or retires during the term of this Agreement, Employer may, by written notice provided to Employee on or before the effective date of Employee's termination, elect to require Employee to comply with the non-competition provisions of this Paragraph 10. If Employer provides such notice, Employee, for a period of two (2) years from the date of his termination or retirement, will not compete, directly or indirectly, with the businesses being conducted by Willbros on the date of such termination or retirement in the countries where Willbros is then conducting business, and Employer will pay Employee on the first business day of each month during such two (2) year non-compete period an amount equal to one twenty-fourth (1/24) of Employee's annual Base Salary in effect on Employee's date of termination or retirement. Such payments shall be regarded solely as consideration for Employee's compliance with the requirements of this Paragraph 10 and shall not constitute salary or severance pay. Notwithstanding the foregoing, if Employer requires Employee to comply with the non-competition provisions hereof, Employee shall not be prohibited from owning (other than in a managerial capacity) up to ten percent (10%) of the publicly traded stock of a corporation trading on a recognized securities exchange or in an over-the-counter market, which corporation is in competition with Willbros. It is expressly understood and agreed that Employer and Employee consider the restrictions contained in this Paragraph 10 to be reasonable and necessary for the purposes of preserving and protecting the goodwill and proprietary information of Employer. The provisions of this Paragraph 10 shall survive expiration or termination of this Agreement.

      11.   Benefits and Remedies.
            ---------------------

            (a) The benefits of Paragraphs 9 and 10 above shall flow to and be enforceable by Employer and any of its Affiliates (as defined in Paragraph 11(d) below) and their respective successors and assigns. The parties hereto recognize that, because of the nature of the subject matter of Paragraphs 9 and 10 above, it would be impractical and extremely difficult to determine Employer's or its Affiliates' actual damages in the event of a breach of any of such provisions. Accordingly, if Employee commits a breach, or threatens to commit a breach, of Paragraph 9 or 10 above, Employer shall give Employee written notice of such violation and, if Employee does not cure such violation or otherwise cease to act in violation of the applicable Paragraph within ten (10) days of the giving of such notice (provided that the curing of such violation shall not prevent Employer or any of its Affiliates or any of their successors or assigns from seeking recovery of their respective actual damages resulting from such violation), Employer or any of its Affiliates or any of their successors or assigns shall have the right to have the provisions of said Paragraph 9 or 10, as applicable, specifically enforced, by injunctive or other equitable relief, by any court having equity jurisdiction, it being acknowledged and agreed by Employee that any such breach or threatened breach will cause irreparable injury to Employer or its Affiliates and that an injunction may be issued against Employee to stop or prevent any such breach or threatened breach. In the event that an action shall be instituted to specifically enforce Employee's obligations hereunder, Employee shall, to the fullest extent permitted by applicable law, waive the defense that Employer and its Affiliates have an adequate remedy at law and shall interpose no opposition, legal or otherwise, as to the propriety of pursuing specific performance as a remedy and shall not request any bonding for the issuance of the relief sought.

            (b) Each of the rights and remedies enumerated in Paragraph 11(a) above shall be independent of the others, and shall be severally enforceable, and all such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Employer and its Affiliates and their respective successors and assigns under law or in equity or pursuant to any other agreement binding upon the parties.

            (c) In any action at law or equity to enforce any of the provisions or rights under Paragraph 9 or 10 above, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees and disbursements incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party or parties shall obtain a judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

            (d) For purposes of this Paragraph 11, the term "Affiliate" with respect to Employer, shall mean any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with Employer.

      12.   Termination. This Agreement may be terminated prior to December
            -----------
31, 1998 as follows:

            (a) Upon Employee's death, in which case the Base Salary and, except as provided in the Incentive Plan, all other rights and benefits to which Employee is entitled hereunder shall be prorated through the end of the month in which Employee's death occurs.

            (b) By Employer, at its sole option, immediately upon written notice to Employee, for cause. "Cause" for termination shall be limited to one or more of the following:

                 (i) Proven or admitted theft, embezzlement or the perpetration of any criminal fraud by Employee against Willbros in connection with his employment with Willbros;

                 (ii) The intentional misappropriation by Employee, for his own personal benefit, of any material corporate opportunity, without having first offered such corporate opportunity to Willbros or obtained other authorization by Willbros; or

                 (iii) The intentional commission of any felonious act by
            Employee in connection with his employment with Willbros, which act is known to Employee to be a felonious act and has not been specifically authorized by Willbros.

      Except as otherwise provided in Paragraph 14 below, in the event of termination of this Agreement for any of the causes enumerated in this Paragraph 12(b), Employer's obligation, if any, to pay Employee shall cease immediately.

            (c) By Employer, at its sole option, upon the Disability of Employee. "Disability" for this purpose shall mean total and permanent incapacity of Employee to perform the usual duties of his employment, which shall be deemed to exist when certified by a physician who is mutually acceptable to Employee and Employer. Except as otherwise provided in Paragraph 14 below, in the event of a termination pursuant to this Paragraph 12(c), (i) the Base Salary and, except as provided in the Incentive Plan, all other rights to which Employee is entitled hereunder shall be prorated through the end of the month in which the effective date of such termination occurs, and (ii) Employee shall be entitled to such compensation and benefits as are provided in any long-term disability insurance policy or certificate covering Employee, if any.

            (d) By Employee, at his sole option, upon written notice to Employer at least five (5) days prior to the effective date of termination set forth in such notice if a Change of Control (as defined in Paragraph 14(b) below) has occurred and Employee gives notice of termination within twelve (12) months after the occurrence of such Change of Control. In the event of termination of this Agreement pursuant to this Paragraph 12(d), the Base Salary and, except as provided in the Incentive Plan, all other rights to which Employee is entitled hereunder shall be prorated through the end of the month in which the effective date of such termination occurs. In addition, if applicable, Employee shall be entitled to the payments due under Paragraph 14 below.

            (e) By Employee, in the case of Employer's substantial breach of this Agreement (including without limitation termination by Employer other than as allowed hereby). If Employee terminates this Agreement because of Employer's substantial breach of this Agreement, Employee shall be entitled to receive Employee's Base Salary (as in effect at the time of the breach) for the remainder of the term of this Agreement (in which case such sum shall be paid monthly over such period); however, if Paragraph 14 hereof is applicable at the time of the breach and the payments under such Paragraph 14 are greater than payments due under this Paragraph 12(e), Employee may elect to receive the Paragraph 14 payments. To effect termination by reason of a substantial breach of this Agreement by Employer, Employee must have given written notice of such breach to Employer and Employer must have failed to cure such breach within fifteen
      (15) days of the date such notice is deemed to have been delivered.

            (f) By Employee, for any reason other than those set forth in Paragraphs 12(a), 12(d) and 12(e) above, upon written notice to Employer at least thirty (30) days prior to the effective date of termination set forth in such notice. In the event of a termination of this Agreement pursuant to this Paragraph 12(f), Employer's obligations to pay Employee, except as provided in the Incentive Plan, shall cease on the effective date of such termination.

The termination of this Agreement under this Paragraph 12 shall not affect the provisions of Paragraph 9, 10, 14 or 15 (to the extent applicable) hereof or this Paragraph 12, which shall remain in full force and effect for the applicable time period; provided, however, if Employee rightfully terminates this Agreement under Paragraph 12(e) above, only the prohibition of Paragraph 9 above shall apply in accordance with its terms and Paragraph 10 above shall not apply.

      13.   Miscellaneous.
            -------------

            (a) Each party bound by this Agreement agrees to perform any further acts and to execute and deliver any additional documents which may reasonably be necessary to carry out the provisions of this Agreement.

            (b) This Agreement may not be assigned by either of the parties hereto without the prior written consent of the other. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, each of which shall execute such instruments and take such actions as are necessary or appropriate to carry out the purposes of this Agreement. Except as provided herein, nothing in this Agreement, express or implied, is intended or shall be construed to give to any person other than the parties hereto any right, remedy or claim under or by reason of this Agreement.

            (c) This Agreement, together with the Incentive Plan and the other employee benefit plans referenced in Paragraph 6 above as the same may be amended from time to time, constitutes the entire agreement and understanding between the parties hereto, and supersedes any prior agreement or correspondence, relating to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

            (d) The use of headings and captions herein is solely for the convenience of the parties hereto and shall not limit or otherwise affect the construction of any of the terms or provisions hereof.

            (e) This Agreement shall be governed by the laws of the State of New York, U.S.A., without regard to the principles of conflict of laws.

            (f) No waiver of any term, provision or condition of this Agreement shall be effective unless in writing signed by the party granting the waiver, and no such waiver shall be deemed to be or construed as a further or continuing waiver of such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such waiver.

            (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            (h) If any covenant or agreement contained herein, or any part hereof, is held to be unenforceable for any reason, the remainder of this Agreement shall be construed as if such provision or part thereof was not included herein; provided, that if the unenforceability of any such covenant or agreement is because of the breadth of its scope, the duration of such provision or the geographical area covered thereby, the parties agree that such provision shall be amended, as determined by the court, so as to reduce the breadth of the scope or the duration and/or geographical area of such provision such that, in its reduced form, said provision shall then be enforceable.

            (i) All notices and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand, telegram, facsimile, or by similar means, or on the third (3rd) day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the fifth
      (5th) day following the day when deposited in the mail, registered or certified (postage prepaid), addressed as follows:

            If to Employee:    M. Kieth Phillips
                               7707 South Oswego Place
                               Tulsa, Oklahoma 74136
                               U.S.A.

            If to Employer:    Willbros USA, Inc.
                               Suite 700, 2431 East 61st Street
                               Tulsa, Oklahoma 74136
                               U.S.A.

            If to WGI:         Willbros Group, Inc.
                               Edificio Torre Banco Germanico
                               Calle 50 y 55 Este, Apartado 850048
                               Panama 5, Republic of Panama

            With a copy to:    John N. Hove, Esq.
                               Suite 200, 2431 East 61st Street
                               Tulsa, Oklahoma 74136
                               U.S.A.

Either party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Paragraph 13(i).

      14.   Change of Control.
            -----------------

            (a) If a Change of Control (as defined in Paragraph 14(b) below) occurs and Employee's employment is terminated for any reason (whether voluntarily or involuntarily) within twelve (12) months of such Change of Control, Employee shall be entitled to elect to receive a severance payment equal to the sum of (i) three (3) times his Base Salary; (ii) three (3) times the average incentive payment earned under the Incentive Plan (or a similar predecessor incentive plan) for the three (3) full calendar years preceding his termination of employment; and (iii) the Special Retirement Benefit (as defined in paragraph 14(d) below).

            (b) The term "Change of Control" means and will be deemed to have occurred if (i) any person, other than WGI or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of WGI representing twenty (20%) or more of the total voting power of all the then outstanding voting securities of WGI ("Voting Securities"); or (ii) any person, other than WGI or a Related Party, purchases or otherwise acquires, under a tender offer, securities representing, when combined with other securities of WGI owned by such person, twenty percent (20%) or more of the total voting power of all the then outstanding Voting Securities; or (iii) the individuals (A) who as of the date hereof constitute the Board of Directors of WGI (the "Board") or
      (B) who hereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or (iv) the stockholders of WGI approve a merger, consolidation, recapitalization or reorganization of WGI or an acquisition of securities or assets by WGI, or consummation of any such transaction if stockholder approval is not obtained (other than any such transaction which would result in the Voting Securities outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, at least eighty percent (80%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered); or (v) the stockholders of WGI approve a plan of complete liquidation of WGI, or an agreement for the sale or disposition by WGI of all or substantially all of WGI's assets, other than any such transaction which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by WGI immediately prior to the transaction; or (vi) the Board adopts a resolution to the effect that a Change of Control has occurred and the transaction giving rise to such resolution has been approved by the stockholders of WGI or been consummated if such approval is not sought.

            (c) The term "Related Party" means (i) a majority owned direct or indirect subsidiary of WGI, (ii) an employee or group of employees of WGI or of any majority owned direct or indirect subsidiary of WGI, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of WGI or any majority owned direct or indirect subsidiary of WGI,
      (iv) a corporation owned directly or indirectly by the stockholders of WGI in substantially the same proportion as their ownership of stock of WGI, (v) Heerema Holding Construction, Inc., or (vi) Yorktown Energy Partners, L.P.

            (d) The term "Special Retirement Benefit" means an amount calculated such that, when added to any benefits payable to the Employee under the Willbros USA, Inc. Pension Plan (the "Pension Plan") and the Willbros Group, Inc. Executive Benefit Restoration Plan (collectively, the "Other Retirement Benefits"), the total retirement benefits the Employee receives from the Employer will at least equal the amount which the aggregate of the Other Retirement Benefits would have been if the Employee retired on a date three (3) years following the date of his employment termination and the Percentage of Early Pension Payable (as described in the Pension Plan) was calculated using a discount percent per year not exceeding one and one-half percent (1 1/2%) from age sixty-five. For purposes of calculating the Special Retirement Benefit and the Other Retirement Benefits under this Agreement, the following will apply:

                 (i) The Employee will be deemed to have continued his employment for a three (3) year period beginning on the date of his termination at his base salary in effect on the date of termination; and

                 (ii) The Employee will be deemed to have received compensation under the Incentive Plan (or a similar predecessor incentive plan) for each year of such three (3) year period in an amount equal to the average annual incentive payment earned under the Incentive Plan for the three (3) full calendar years preceding his termination of employment.

            (e) The provisions of this Paragraph 14 shall survive expiration or termination of this Agreement.

      15.   Tax Gross-Up Payments.
            ---------------------

            (a) The parties recognize that the payments under this Agreement, including without limitation, payments under Paragraph 14 above, and other compensation, benefits, payments and distributions under the Incentive Plan or other plans or compensation arrangements with respect to Employee may be subject to the excise tax imposed under Section 4999 of the U.S. Internal Revenue

      Code of 1986 (as amended, the "Code"). In such event, Employer will pay Employee one or more cash payments ("Gross-up Payment") sufficient to pay such excise tax, together with any interest or penalties incurred by Employee relative thereto and any federal and state excise or income taxes resulting from payments made pursuant to this Paragraph 15 (collectively, the "Excise Tax").

            (b) Subject to the provisions of Paragraph 15(c) hereof, all determinations required to be made under this Paragraph 15, including without limitation whether the Gross-up Payment is required and the amount of the Gross-up Payment, will be made by an accounting firm selected by Employee and approved by Employer, which approval will not be unreasonably withheld. Employee will provide the accounting firm any information reasonably requested by it necessary to make such determination, including without limitation copies of Employee's tax returns for the periods affected, all of which will be maintained in confidence by the accounting firm. The accounting firm will provide detailed supporting calculations together with its written opinion with respect to the accuracy of such calculations to Employer and Employee within fifteen (15) business days of the date of termination of Employee's employment or such earlier time as is requested by Employee or Employer and agreed to by the accounting firm. All fees and expenses of the accounting firm will be borne solely by Employer. The initial Gross-up Payment, if any, as determined pursuant to this Paragraph 15(b), will be paid to Employee within five (5) days after Employee's receipt of the accounting firm's determination. If the accounting firm determines that no Excise Tax is payable by Employee, it will also furnish Employee with an opinion that failure to report the Excise Tax on Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. In the absence of such an opinion, a Gross-up Payment in the amount which the accounting firm determines to be payable will be due and payable to Employee. Except as provided in the preceding sentence, any determination by the accounting firm will be binding upon all of the parties hereto. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the accounting firm hereunder, it is possible that Gross-up Payments which will not have been made by Employer should have been made, consistent with the calculations required to be made hereunder (the "Underpayment"). In the event that Employer exhausts the remedies provided in Paragraph 15(c) hereof and Employee thereafter is required to make a payment of any Excise Tax, the accounting firm will determine the amount of the Underpayment that has occurred and any such Underpayment will be promptly paid by Employer to or for the benefit of Employee.

            (c) Employee will notify Employer in writing of any claim by the U.S. Internal Revenue Service (the "IRS") that, if successful, would require the payment by Employer of the Gross-up Payment; provided, that failure by Employee to give such notification will not affect any of Employee's rights or the obligations of Employer under this Agreement. Such notification will be given as soon as practicable but no later than ten (10) business days after Employee knows of such claim and will apprise Employer of the nature of such claim and the date on which such claim is requested to be paid. Employee will not pay such claim prior to the expiration of the thirty (30) day period following the date on which Employee gives such notice to Employer (or such sooner period ending on the date that any payment of taxes with respect to such claim is due). If Employer notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee will:

                 (i) give Employer any information reasonably requested by Employer relating to such claim;

                 (ii) take such action in connection with contesting such claim as Employer may reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney reasonably selected by Employer;

                 (iii) cooperate with Employer in good faith in order effectively to contest such claim; and

                 (iv) permit Employer to participate in any proceedings relating to such claim;

      provided, however, that Employer will bear and pay directly all costs and expenses (including without limitation additional interest and penalties) incurred in connection with such contest and will indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including without limitation interest and penalties with respect thereto, imposed as a result of such representation, and payment of costs and expenses. Without limiting the foregoing, Employer will control all proceedings taken in connection with such contest and, at the sole option of Employer, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee will prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Employer may determine; provided, however, that if Employer directs Employee to pay such claim and sue for a refund, Employer will advance the amount of such payment to Employee, on an interest-free basis, and will indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax, including without limitation interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the control of the contest by Employer will be limited to issues with respect to which a Gross-up Payment would be payable hereunder and Employee will be entitled to settle or contest, as the case may be, any other issue raised by the IRS or any other taxing authority.

            (d) If, after the receipt by Employee of an amount advanced by Employer pursuant to Paragraph 15(c) hereof, Employee becomes entitled to receive any refund with respect to such claim, Employee will (subject to compliance by Employer with the requirements of Paragraph 15(c) hereof) promptly pay to Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by Employer pursuant to Paragraph 15(c) hereof, a determination is made that Employee will not be entitled to any refund with respect to such claim and Employer does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-up Payment required to be paid. Any contest of a denial of refund will be controlled by Paragraph 15(c) hereof.

            (e) The provisions of this Paragraph 15 shall survive expiration or termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed, or have caused to be executed, this Employment Agreement on the day and year first set forth above.

                                    "Employer"

                                    WILLBROS USA, INC.


                                    By: /s/ Larry J. Bump
                                       --------------------------------------
                                    Name: Larry J. Bump
                                         ------------------------------------
                                    Title: President, Chief Executive Officer
                                          -----------------------------------
                                           and Chief Operating Officer

                                    "Employee"

                                    /s/ M. Kieth Phillips
                                    -----------------------------

                                    WILLBROS GROUP, INC.



                                    By: /s/ Larry J. Bump
                                        -------------------------------------
                                    Name: Larry J. Bump
                                          -----------------------------------
                                    Title: President, Chief Executive Officer
                                          -----------------------------------
                                           and Chief Operating Officer
                                          -----------------------------------